EXHIBIT 23.1




GBECKSTEAD and Watts, LLP
Certified Public Accountants

                                          3340 Wynn Road, Suite C
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax







To Whom It May Concern:

We have issued our report dated February 24, 2002, accompanying the financial statements of Eagle Golf Corporation on Form SB-2/A for the year ended December 31, 2002 and for the period of February 20, 1996 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Eagle Golf Corporation on Form SB-2/A (File No. 333-89741).

Signed,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP

March 12, 2003.